Exhibit (h)(47)

AMENDMENT NO. 24 TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT

(this “Amendment”), effective as of the 14th day of December, 2023 (the “Amendment Effective Date”) is entered into by and between Exchange Traded Concepts Trust (the “Trust”), and SEI Investments Global Funds Services (“Administrator”).

WHEREAS:

1.	As of November 10, 2011, the Trust and Administrator entered into an Amended and Restated Administration Agreement, as amended (the “Agreement”);

2.	Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

3.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.	Schedule I (List of Funds). Schedule I (List of Funds of the Agreement) is hereby deleted in its entirety and replaced as set forth in Schedule I attached hereto and made a part herewith.

2.	Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

3.	Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

4.	Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXCHANGE TRADED CONCEPTS TRUST		SEI INVESTMENTS GLOBAL FUNDS SERVICES

By:	/s/ J. Garrett Stevens	By:	/s/ John Alshefski
Name:	J. Garrett Stevens	Name:	John Alshefski
Title:	President	Title:	Senior Vice President

SCHEDULE I

List of Funds

ROBO Global® Robotics and Automation Index ETF (formerly, ROBO-STOX Global Robotics and Automation Index ETF)

EMQQ The Emerging Markets Internet & Ecommerce™ ETF

Capital Link Global Fintech Leaders ETF (formerly, Capital Link NextGen Protocol ETF, Innovation Shares NextGen Protocol ETF, Innovation Shares Blockchain Innovators ETF)

Vesper U.S. Large Cap Short-Term Reversal Strategy ETF

ROBO Global® Artificial Intelligence ETF

ROBO Global® Healthcare Technology and Innovation ETF

6 Meridian Hedged Equity-Index Option Strategy ETF

6 Meridian Low Beta Equity Strategy ETF

6 Meridian Mega Cap Equity ETF

6 Meridian Small Cap Equity ETF

Nifty India Financials ETF

6 Meridian Quality Dividend Yield ETF

6 Meridian Quality Growth ETF

6 Meridian Quality Value ETF

Bitwise Crypto Industry Innovators ETF

FMQQ The Next Frontier Internet & Ecommerce ETF

India Internet & Ecommerce ETF

Optica Rare Earths & Critical Materials ETF

KPOP and Korean Entertainment ETF

MUSQ Global Music Industry ETF

Range Global Coal Index ETF

Range Global LNG Ecosystem Index ETF

Range Global Offshore Oil Services Index ETF

Range Nuclear Renaissance Index ETF

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